EXHIBIT 99.2

STATE OF NORTH CAROLINA		IN THE GENERAL COURT OF JUSTICE
SUPERIOR COURT DIVISION
COUNTY OF WAKE		FILE NO.: 07 CVS 20453

DAVID SHAEV PROFIT SHARING	)
ACCOUNT F/B/O NORA VIDES, on	)
Behalf of Itself and All Others Similarly	)
Situated,	)
)
Plaintiffs,	)
	)	NOTICE OF HEARING
)
vs.	)
)
WASTE INDUSTRIES USA INC.,	)
LONNIE C. POOLE, JR., JIM W. PERRY,	)
PAUL F. HARDIMAN, GLENN E.	)
FUTRELL, and JAMES A. WALKER,	)
)
Defendants.	)

On Tuesday, March 11, 2008, beginning at 11:00 a.m. in the North Carolina Business Court, 227 Fayetteville Street, Raleigh, North Carolina 27601, the court will hear the parties on the proposed Stipulation and Order of Voluntary Dismissal submitted in the above-captioned matter.

This the 22nd day of February, 2008.

/s/ John R. Jolly, Jr.
John R. Jolly, Jr.
Special Superior Court Judge for
Complex Business Cases